Exhibit 99.1

ESI, Inc., Zygo Corp. Announce Agreement to Merge

Merger to Create Premier Photonics Microengineering and Metrology Systems Company

Enhances Growth Strategy of Combined Company

Delivers Significant Benefits of Scale

ESI Increases Stock Buyback Authorization to $100M

PORTLAND, Ore. & MIDDLEFIELD, Conn.--(BUSINESS WIRE)--October 16, 2008--Electro Scientific Industries, Inc. (Nasdaq: ESIO) and Zygo Corporation (Nasdaq: ZIGO) announced today that they have entered into a definitive agreement under which the companies will merge in an all stock transaction. This merger combines two photonics-based technology leaders, possessing complementary technologies and strong brand names—ESI is a leading provider of world-class photonic microengineering solutions, while Zygo is a leader in the field of high-precision metrology solutions and optical systems. Revenues for the combined company for calendar year 2007 were approximately $458 million. This combination creates new growth opportunities, increases the scale of the combined companies, and mitigates business cyclicality through market segment diversification.

Under the terms of the merger agreement, Zygo shareholders will receive 1.0233 shares of ESI stock for each share of Zygo stock, in a tax-free transaction. Based on yesterday’s closing price of ESI stock, this represents a value of $10.30 per share of Zygo common stock. Upon closing, ESI will issue approximately 18.1 million shares on a diluted basis to complete the transaction, resulting in 40% Zygo shareholder ownership of the combined company.

“The combination of ESI and Zygo accelerates our growth strategy by combining the core competencies and market presence of two innovative leaders in the field of photonic-based solutions,” remarked Nick Konidaris, president and CEO of ESI. “Zygo’s precision metrology systems greatly enhance ESI’s portfolio of differentiated laser microengineering technologies. ESI possesses substantial strengths in the area of systems design and high volume production support that will strengthen the partnership and better address the needs of our global customers. The combination of the two companies will create a premier photonic microengineering and metrology systems company.”

“Leveraging ESI’s systems expertise, which spans systems design, sales and support infrastructure, and market knowledge, should allow us to better execute on Zygo’s growth strategy that is centered around integrating our world-class metrology and optics technologies into in-line system solutions,” added Bruce Robinson, chairman and CEO of Zygo. “Given our complementary nature, similar culture, and the ability of each company to help the other achieve its strategic goals, we have decided now is the right time for us to come together. In our view, this is a compelling transaction for Zygo’s shareholders, and it should provide us with the resources we need to realize the full market potential of our technologies.”

Konidaris continued, “Although the merger provides many technical and competitive advantages, the largest creation of value will be in combining the talent and superior technical expertise of two great organizations.”

“We believe this merger delivers significant value to the shareholders of both companies. Based on estimated synergies of $5-7 million from revenue projections and annual cost savings, the merger is anticipated to be accretive on a non-GAAP basis in the first full fiscal year of combined operations. As a result of the complementary nature of the technologies, there is little product or technical overlap, reducing risks typically associated with integration. In addition, this merger accelerates our existing growth strategy by extending our presence into adjacent markets in the microelectronics, medical, industrial, security and defense sectors. Finally, combining the resources of these two industry-leading companies will provide the size and scale to make strategic investments and to better compete in today’s challenging international markets,” concluded Konidaris.

The merger is subject to approval by both companies’ stockholders, as well as the satisfaction of customary closing conditions and regulatory approvals. The board of directors at each company has unanimously approved the merger agreement. The companies expect the transaction to be completed in the first calendar quarter of 2009. Following closing of the transaction, the board of directors of ESI will be comprised initially of eleven members, three of whom will be designated by Zygo.

Contingent upon the close of the merger, the Board of Directors of ESI has approved an increase to the existing share repurchase program to $100 million of outstanding ESI common stock. The repurchases will be made at management’s discretion in the open market in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price and other factors. There is no fixed completion date for the repurchase program. The Company has repurchased approximately $4.7 million against the existing authorization.

Needham and Company acted as financial advisor to ESI in the transaction. Goldman Sachs acted as financial advisor to Zygo Corporation.

Conference Call and Webcast Information

The management teams of ESI and Zygo will hold a conference call and simultaneous webcast today at 8:30 a.m. Eastern Time to discuss the transaction. During this call ESI will also provide an update on expected second quarter financial results.

The conference call can be accessed by calling 866-578-5747 (domestic participants) or 617-213-8054 (international participants). The passcode is 346 860 42. A live audio webcast can be accessed at the Investors section of both ESI’s and Zygo’s Web site. Upon completion of the call, an audio replay will be accessible for 90 days by calling 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 242 930 99. The audio replay will also be available on each company’s Web site.

About Zygo Corporation

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. Founded in 1970, Zygo Corporation is headquartered in Middlefield, Conn. Additional information about Zygo Corporation can be found at www.zygo.com.

About ESI, Inc.

ESI is a pioneer and leading supplier of world-class photonic and laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic device performance in three key sectors—semiconductors, components and micromachining—by enabling precision fine-tuning of device microfeatures in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the merger and expected benefits from the merger. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that expected synergies and cost savings from the merger may not be realized; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to integration of Zygo and ESI; the risk that the closing of the merger between ESI and Zygo may not occur; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability of the company to achieve anticipated cost reductions and savings; the company's need to continue investing in research and development; the company's ability to hire and retain key employees; the company's ability to create and sustain intellectual property protection around its products; the company's ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws. Further information about risk factors can be found in the most recent 10Qs and 10Ks of ESI and Zygo.

Addition Information about the Merger and Where to Find It

ESI and Zygo intend to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus with respect to the merger and other relevant materials (the “proxy statement/prospectus”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS AND INVESTORS OF ESI AND ZYGO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI, ZYGO AND THE MERGER. Investors and security holders may obtain copies of the proxy statement/prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any other related reports and documents filed or to be filed by ESI or Zygo with the SEC relating to the merger, free of charge, at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain these documents free of charge from ESI at the Investor Relations link on ESI’s web site at www.esi.com or by contacting ESI’s Investor Relations at (503) 641-4141. Documents will also be available at the Investor’s link on Zygo’s web site at www.zygo.com, or by contacting Zygo’s Investor Relations at (860) 347-8506.

ESI and Zygo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of ESI and Zygo and information about other persons who may be deemed participants in the merger transaction will be included in the proxy statement/prospectus. Information about ESI’s executive officers and directors is included in ESI’s proxy statement (DEF14A) filed with the SEC on June 27, 2008. Information about Zygo’s officers and directors is included in Zygo’s proxy statement (DEF14A) filed with the SEC on October 5, 2007 and Zygo’s annual report (Form 10-K) filed with the SEC on September 15, 2008. Free copies of these documents can be obtained from the SEC or from ESI and Zygo using the contact information above. In addition, directors and executive officers of Zygo may have direct or indirect interests in the merger due to securities holdings, vesting of options, or rights to severance payments if their employment is terminated following the merger. Additional information regarding ESI, Zygo, and the interests of their respective executive officers and directors in the merger will be contained in the proxy statement/prospectus.

CONTACT:
ESI, Inc.
Brian Smith, 503-672-5760
or
Zygo Corporation
Walter A. Shephard, 860-704-3955